FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2015 FIRST QUARTER RESULTS
AND ANNOUNCES A PLAN TO PURSUE A LEVERAGED RECAPITALIZATION FEATURING A $2.75 BILLION SPECIAL CASH DIVIDEND AND AN EXPANDED STOCK REPURCHASE PROGRAM
MILPITAS, Calif., October 23, 2014 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2015, which ended on September 30, 2014, and reported GAAP net income of $72 million and GAAP earnings per diluted share of $0.43 on revenues of $643 million.

GAAP Results
	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014
Revenues	$643 million	$734 million	$658 million
Net Income	$72 million	$129 million	$111 million
Earnings per Diluted Share	$0.43	$0.77	$0.66

Non-GAAP Results
	Q1 FY 2015	Q4 FY 2014	Q1 FY 2014
Net Income	$79 million	$133 million	$115 million
Earnings per Diluted Share	$0.47	$0.80	$0.68
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, and restructuring, severance and other charges.
Leveraged Recapitalization
KLA-Tencor also announced today a plan to significantly accelerate its strategy to drive stockholder returns. As part of the Company’s ongoing commitment to deliver stockholder value, the Board of Directors has authorized the financing of a leveraged recapitalization, which would feature a special cash dividend of $16.50 per share, representing approximately 23% of the Company’s common stock price as of October 22, 2014, or an aggregate value of approximately $2.75 billion. Subject to the close of necessary financing, the Board of Directors currently intends to declare and pay the special cash dividend before December 31, 2014. The special cash dividend would be in addition to the Company’s regular $0.50 per share quarterly cash dividend. The Company’s regular $0.50 per share quarterly cash dividend is expected to be declared and paid following the Company’s regularly scheduled Board of Directors meeting in November 2014.
In connection with the leveraged recapitalization, the Board of Directors has approved an increase to the Company’s stock repurchase program for up to 3.6 million additional shares of the Company’s common stock, which is valued at approximately $250 million based upon the closing price of the Company’s common stock as of October 20, 2014. This is in addition to the $1 billion stock repurchase program previously announced in July 2014. KLA-Tencor expects to complete these share repurchases within 12 to 18 months. The repurchases may occur from time to time, in the open market, with consideration given to the market price of the common stock, the Company’s other investment opportunities, and general economic conditions.
Including the intended special cash dividend of $16.50 per share or an aggregate value of approximately $2.75 billion, the $250 million increase to the stock repurchase program announced today, and the $1 billion stock repurchase program previously announced in July 2014, the total capital that would be directed to stockholders would be approximately $4 billion in aggregate.

“KLA-Tencor’s strong business model and the ongoing successful execution of our strategic plans enable us to continue to invest in our business at a high level to fuel our growth and support our customers’ needs, while also delivering meaningful returns to stockholders,” commented Rick Wallace, President and Chief Executive Officer. “These factors, coupled with a strong balance sheet and the Company’s ongoing focus on cash distributions, will enable our stockholders to continue to benefit from KLA-Tencor’s sustained success in the marketplace. This is another major step forward for the Company in executing our capital allocation strategies in support of our strategic objectives, while increasing returns to stockholders.”
The intended special cash dividend of $2.75 billion in the aggregate will be funded in part with a portion of the cash on the Company’s balance sheet, and in part with incremental debt. To fund the debt financed portion of the special cash dividend, KLA-Tencor intends to add up to $2.5 billion of incremental debt, consisting of a combination of investment grade senior notes and a pre-payable term loan facility, subject to market conditions. The Company also expects to enter into an unfunded revolving credit facility, subject to market conditions. The declaration and payment of the special cash dividend are conditioned on the Company’s ability to obtain requisite debt financing on satisfactory terms and conditions. KLA-Tencor intends to manage its capital structure to preserve and maintain its investment grade rating.
In considering the proposed recapitalization, the Board of Directors took a number of factors into account, including the substantial net cash on KLA-Tencor’s balance sheet, the likely effects of increased leverage on the Company’s ability to pursue its strategic initiatives, and the Company’s ability to generate cash flows to service the Company’s increased debt and fund operations and investments designed to grow the business and serve customer needs.
KLA-Tencor will discuss the results for its fiscal year 2015 first quarter and its plan to pursue a recapitalization, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Daylight Time. A webcast of the call will be available at: www.kla-tencor.com.
Forward-Looking Statements: Statements in this press release other than historical facts, such as statements regarding KLA-Tencor’s ability to maintain, and benefit from, its market leadership position; KLA-Tencor’s investment in its business; KLA-Tencor’s ability to support its customers’ needs; the declaration and payment by the Board of Directors of the special cash dividend and the regular $0.50 per share quarterly cash dividend; the completion by KLA-Tencor of the share repurchases; the issuance by KLA-Tencor of incremental debt and entry by KLA-Tencor into an unfunded revolving credit facility; and KLA-Tencor’s intention to manage its capital structure to preserve and maintain its investment grade rating, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor’s ability to successfully manage its costs; market acceptance of the company’s existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2014, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:
KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 35 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)
Use of Non-GAAP Financial Information:
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2014	June 30, 2014
ASSETS
Cash, cash equivalents and marketable securities	$2,942,492	$3,152,637
Accounts receivable, net	444,048	492,863
Inventories	676,241	656,457
Other current assets	305,756	284,873
Land, property and equipment, net	329,959	330,263
Goodwill	335,315	335,355
Purchased intangibles, net	23,624	27,697
Other non-current assets	244,137	258,519
Total assets	$5,301,572	$5,538,664
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$108,287	$103,422
Deferred system profit	88,801	147,923
Unearned revenue	54,034	59,176
Other current liabilities	553,715	585,090
Total current liabilities	804,837	895,611
Non-current liabilities:
Long-term debt	748,054	747,919
Unearned revenue	56,003	57,500
Other non-current liabilities	162,958	168,288
Total liabilities	1,771,852	1,869,318
Stockholders’ equity:
Common stock and capital in excess of par value	1,235,986	1,220,504
Retained earnings	2,329,936	2,479,113
Accumulated other comprehensive income (loss)	(36,202)	(30,271)
Total stockholders’ equity	3,529,720	3,669,346
Total liabilities and stockholders’ equity	$5,301,572	$5,538,664

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share data)	2014	2013
Revenues:
Product	$476,598	$501,740
Service	166,303	156,597
Total revenues	642,901	658,337
Costs and operating expenses:
Costs of revenues	288,467	277,657
Engineering, research and development	143,637	132,273
Selling, general and administrative	101,644	98,496
Total costs and operating expenses	533,748	508,426
Income from operations	109,153	149,911
Interest income and other, net	(10,146)	(10,047)
Income before income taxes	99,007	139,864
Provision for income taxes	26,774	28,667
Net income	$72,233	$111,197
Net income per share:
Basic	$0.44	$0.67
Diluted	$0.43	$0.66
Cash dividends declared per share	$0.50	$0.45
Weighted-average number of shares:
Basic	164,845	165,886
Diluted	166,580	168,734

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$72,233	$111,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,159	20,637
Non-cash stock-based compensation expense	15,483	19,219
Excess tax benefit from equity awards	(14,223)	(18,605)
Net gain on sale of marketable securities and other investments	(1,635)	(234)
Changes in assets and liabilities:
Decrease in accounts receivable, net	39,261	85,771
Increase in inventories	(23,445)	(29,805)
Increase in other assets	(2,732)	(9,425)
Increase (decrease) in accounts payable	5,276	(1,058)
Increase (decrease) in deferred system profit	(59,122)	7,966
Decrease in other liabilities	(17,329)	(8,415)
Net cash provided by operating activities	34,926	177,248
Cash flows from investing activities:
Capital expenditures, net	(13,445)	(21,751)
Purchase of available-for-sale securities	(624,860)	(348,031)
Proceeds from sale of available-for-sale securities	732,337	203,541
Proceeds from maturity of available-for-sale securities	135,097	32,058
Purchase of trading securities	(22,567)	(20,851)
Proceeds from sale of trading securities	18,986	18,366
Net cash provided by (used in) investing activities	225,548	(136,668)
Cash flows from financing activities:
Issuance of common stock	4,677	41,047
Tax withholding payments related to vested and released restricted stock units	(27,168)	(48,264)
Common stock repurchases	(124,839)	(60,504)
Payment of dividends to stockholders	(82,413)	(74,617)
Excess tax benefit from equity awards	14,223	18,605
Net cash used in financing activities	(215,520)	(123,733)
Effect of exchange rate changes on cash and cash equivalents	(6,132)	2,712
Net increase (decrease) in cash and cash equivalents	38,822	(80,441)
Cash and cash equivalents at beginning of period	630,861	985,390
Cash and cash equivalents at end of period	$669,683	$904,949
Supplemental cash flow disclosures:
Income taxes paid, net	$20,361	$19,052
Interest paid	$136	$217
Non-cash investing activities:
Purchase of land, property and equipment	$3,571	$1,798

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share data)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2014	June 30, 2014	September 30, 2013
GAAP net income		$72,233	$128,731	$111,197
Adjustments to reconcile GAAP net income to non-GAAP net income
Acquisition related charges	a	3,998	4,216	4,169
Restructuring, severance and other related charges	b	4,057	2,459	1,237
Income tax effect of non-GAAP adjustments	c	(1,539)	(2,168)	(1,672)
Non-GAAP net income		$78,749	$133,238	$114,931
GAAP net income per diluted share		$0.43	$0.77	$0.66
Non-GAAP net income per diluted share		$0.47	$0.80	$0.68
Shares used in diluted shares calculation		166,580	167,345	168,734
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition related charges	Restructuring, severance and other related charges	Total pre-tax GAAP to non-GAAP adjustment
Three months ended September 30, 2014
Costs of revenues	$2,577	$355	$2,932
Engineering, research and development	700	2,933	3,633
Selling, general and administrative	721	769	1,490
Total in three months ended September 30, 2014	$3,998	$4,057	$8,055
Three months ended June 30, 2014
Costs of revenues	$2,623	$245	$2,868
Engineering, research and development	872	1,811	2,683
Selling, general and administrative	721	403	1,124
Total in three months ended June 30, 2014	$4,216	$2,459	$6,675
Three months ended September 30, 2013
Costs of revenues	$1,921	$651	$2,572
Engineering, research and development	836	306	1,142
Selling, general and administrative	1,412	280	1,692
Total in three months ended September 30, 2013	$4,169	$1,237	$5,406

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition related charges includes amortization of intangible assets associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

b.
Restructuring, severance and other related charges include costs associated with employee severance and other exit costs. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.